                                                                                 EXHIBIT 5.1

                      [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                                     February 28, 2006

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

      At your request,  we have examined the  Amendment No. 1 to  Registration  Statement on
Form S-3, to be filed by Residential Asset Mortgage Products,  Inc., a Delaware  corporation
(the  "Registrant"),  with the Securities and Exchange  Commission on February 28, 2006 (the
"Registration  Statement"),  in connection with the registration under the Securities Act of
1933,  as amended  (the  "Act") of  Mortgage  Asset-Backed  Pass-Through  Certificates  (the
"Certificates")  and Asset-Backed  Notes (the "Notes",  and together with the  Certificates,
the  "Securities").   The  Securities  are  issuable  in  series  (each,  a  "Series").  The
Securities  of each  Series  will be issued  pursuant  to  documentation  more  particularly described in the prospectus and the prospectus  supplement relating to such Series, forms of
which  have  been   included  as  part  of  the   Registration   Statement   (the   "Issuing
Documentation").  The  Securities  of  each  Series  are  to be  sold  as set  forth  in the
Registration Statement,  any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

      We have examined  such  instruments,  documents and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have assumed the following:  (a) the  authenticity  of original  documents and the genuineness of all  signatures;  (b) the  conformity to the  originals of all documents  submitted to us as copies;  and (c) the truth,  accuracy and completeness of the  information,  representations and warranties  contained in the records,  documents,  instruments and  certificates we have reviewed.

      Based on such  examination,  we are of the opinion  that when the  Securities  of each
Series have been duly  executed,  authorized  and delivered in  accordance  with the related
Issuing  Documentation  relating to such  Series and sold,  the  Securities  will be legally issued,  fully  paid,  binding  obligations  of the  issuing  entity and the  holders of the
Securities will be entitled to the benefits of the related Issuing  Documentation  except as enforcement  thereof may be limited by applicable  bankruptcy,  insolvency,  reorganization, arrangement,  fraudulent conveyance,  moratorium, or other laws relating to or affecting the
rights  of  creditors  generally  and  general  principles  of  equity,   including  without
limitation,  concepts of materiality,  reasonableness,  good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief,  regardless of whether such  enforceability  is  considered  in a  proceeding  in equity or at law.  We  express no opinion with respect to any series of Securities for which we do not as counsel to you.

      We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement and to the use of our name wherever  appearing in the  Registration  Statement and the prospectus  contained  therein.  In giving such consent,  we do not consider that we are
"experts,"  within the  meaning of the term as used in the Act or the rules and  regulations of the  Commission  issued  thereunder,  with  respect  to  any  part  of  the  Registration
Statement, including this opinion, as an exhibit or otherwise.

                              Very truly yours,

                              /s/Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP